UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

____________________

IMMUNOTECH LABORATORIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State of Incorporation or Organization)

95-4834274

(I.R.S. Employer

Identification No.)

120 W. Pomona Avenue Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-57514 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered
Common Stock, par value $0.0001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

This Registration Statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.0001 (the “Common Stock”), of Immunotech Laboratories, Inc., a Nevada corporation (the “Registrant”). The description of the Common Stock to be registered hereunder set forth under the caption “Description of Offering” in the Registrant’s Registration Statement on Form SB-2, Registration No. 333-57514 (the “Registration Statement”), filed with the Securities and Exchange Commission, as amended, and is incorporated herein by this reference.

ITEM 2.	EXHIBITS

The following exhibits are filed or incorporated by reference to the Registration Statement:

3.1 (1)	Articles of Incorporation

3.2 (1)	Certificate of Amendment to Articles of Incorporation

3.3 (1)	Certificate of Amendment to Articles of Incorporation

3.4 (2)	Certificate of Amendment to Articles of Incorporation

(1)	Incorporated by reference from First Amendment to our Registration Statement on Form SB-2 filed with the Commission on June 29, 2001.
(2)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on July 26, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Immunotech Laboratories, Inc.

Dated: June 12, 2013	/s/ Harry Zhabilov
By: Harry Zhabilov
Its: President